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                                                                      EXHIBIT 5
                            LYNCH, CHAPPELL & ALSUP
                           A PROFESSIONAL CORPORATION
                                   ATTORNEYS
                             THE SUMMIT, SUITE 700
                              300 NORTH MARIENFELD
                              MIDLAND, TEXAS 79701
                           TELEPHONE: (915) 683-3351
                           FACSIMILE: (915) 683-8346



                               December 21, 1998


Tom Brown, Inc.
508 W. Wall, Suite 500
Midland, Texas  79701

        Re: Tom Brown, Inc. 1993 Stock Option Plan; Sale of up to 500,000 shares of Common Stock

Gentlemen:

               We have acted as counsel to Tom Brown, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 500,000 additional shares of Common Stock, $.10 par value ("Common Stock"), of the Company pursuant to the exercise of stock options granted or to be granted by the Company under the Company's 1993 Stock Option Plan (the "Plan"), as further described in a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (herein referred to as the "Registration Statement").

               We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

               Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Plan has been duly and validly authorized and adopted, and the 500,000 shares of Common Stock that may be issued and sold by the Company from time to time upon the exercise of stock options granted or to be granted in accordance with the Company's Plan, as described in the Registration Statement, will, upon issuance and delivery against payment therefor, be legally issued, fully paid and nonassessable.



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December 21, 1998
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               We hereby consent to the filing of this opinion with the
Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements made regarding our Firm and to the use of our name under the heading "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.


                                                 Very truly yours,

                                                 LYNCH, CHAPPELL & ALSUP,
                                                   a Professional Corporation


                                                 By: /S/ Thomas W. Ortloff
                                                    --------------------------
                                                         Thomas W. Ortloff